Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Third Quarter Results

Operating Results Significantly Impacted by Severe Winter Weather

MEMPHIS, Tenn., March 19, 2014… FedEx Corp. (NYSE: FDX) today reported earnings of $1.23 per diluted share for the third quarter ended February 28, compared to $1.13 per share last year. Unusually severe winter storms throughout the quarter disrupted operations, decreasing shipping volume and increasing costs, and impacted year-over-year operating income by an estimated $125 million. Last year’s third quarter results were impacted by business realignment costs totaling $47 million, primarily related to the company’s voluntary buyout program for eligible U.S. officers and managing directors. Excluding the realignment costs, last year’s third quarter earnings were $1.23 per diluted share.

“Historically severe winter weather significantly affected our third-quarter earnings,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “On days when the weather was closer to normal seasonal conditions, our volumes were solid and service levels were high. The FedEx strategy of maintaining separate express and ground networks with multiple hubs proved to be an especially important advantage for our package customers during this quarter’s severe weather and peak shipping.”

Third Quarter Results

FedEx Corp. reported the following consolidated results for the third quarter:

•	Revenue of $11.3 billion, up 3% from $11.0 billion the previous year

•	Operating income of $641 million, up 9% from $589 million last year

•	Operating margin of 5.7%, up from 5.4% the previous year

•	Net income of $378 million, up 5% from last year’s $361 million

Operating results increased despite the impact of severe winter weather. Results also include a negative net impact from fuel. These headwinds were partially offset by the benefit from one additional operating day in each transportation segment.

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During the third quarter, the company entered into accelerated share repurchase agreements to repurchase an aggregate of $2.0 billion of the company’s common stock. Share repurchases had a minimal positive impact on third quarter earnings per diluted share.

Outlook

FedEx projects earnings to be $2.25 to $2.50 per diluted share in the fourth quarter and $6.55 to $6.80 per diluted share for fiscal 2014. This outlook reflects share repurchases made to date, but does not include any benefit from additional share repurchases. Share repurchases are expected to continue, but the timing will be at the company’s discretion. The outlook also assumes the market outlook for fuel prices and continued moderate economic growth. The capital spending forecast for fiscal 2014 is now $3.8 billion, down $200 million from the previous forecast.

“While severe winter weather often affects our third-quarter results, the impact from multiple severe storms and frigid temperatures was significantly more pronounced this year and we are reducing our full-year earnings per share guidance as a result of the weather impact,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “The $1.6 billion profit improvement plan at FedEx Express remains on track despite the near-term impact of weather. Our accelerated stock repurchase program initiated in January reflects our confidence in achieving our financial goals.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

•	Revenue of $6.67 billion, down slightly from last year’s $6.70 billion

•	Operating income of $135 million, up 14% from $118 million a year ago

•	Operating margin of 2.0%, up from 1.8% the previous year

Revenue decreased slightly due to lower freight revenue, lower fuel surcharges and the impact from weather. U.S. domestic revenue per package was up slightly, as higher rates and weight per package were mostly offset by lower fuel surcharges. U.S. domestic average daily package volume increased slightly.

International export revenue per package increased 1%, as higher base yields were partially offset by lower fuel surcharges, unfavorable exchange rates, and the ongoing demand shift toward lower-yielding international services. FedEx International Priority® (IP) average daily volume declined 5%, due to a drop in lower-yielding distribution services. IP average daily volume, excluding these distribution services, was essentially flat. FedEx International Economy® average daily volume grew 8%.

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Operating results increased year over year despite the impact of weather, which reduced operating income by an estimated $70 million compared to the prior year. Benefiting the quarter were higher base package yields, lower pension expense, one additional operating day and ongoing cost reduction activities, partially offset by lower freight revenue and the negative net impact of fuel.

FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

•	Revenue of $3.03 billion, up 10% from last year’s $2.75 billion

•	Operating income of $477 million, up 2% from $467 million a year ago

•	Operating margin of 15.7%, down from 17.0% the previous year

FedEx Ground average daily volume grew 8% in the third quarter, as growth in both FedEx Home Delivery and business to business services was driven by market share gains. Revenue per package increased 1% due to rate increases and higher residential surcharges, partially offset by lower fuel surcharges. FedEx SmartPost average daily volume increased 2%. FedEx SmartPost net revenue per package increased 3% due to rate increases and service mix, partially offset by higher postage rates and lower fuel surcharges.

Operating income increased due to higher volume and revenue per package. The third quarter was favorably impacted by Cyber Week, which was in the second quarter last year, as well as one additional operating day. The favorability was significantly offset by an estimated $40 million year-over-year impact on operating income from weather, as well as increased network expansion costs and the negative net impact of fuel.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

•	Revenue of $1.35 billion, up 9% from last year’s $1.24 billion

•	Operating income of $29 million, up from $4 million a year ago

•	Operating margin of 2.2%, up from 0.3% the previous year

Less-than-truckload (LTL) average daily shipments and weight per shipment increased 7% and 2%, respectively. LTL revenue per hundredweight decreased 2% primarily due to changes in shipment characteristics and lower fuel surcharges.

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Operating income improved as the positive impacts of higher shipment volumes, heavier average weight per shipment, greater utilization of rail in the Economy service offering and one additional business day were partially offset by the impact of weather.

Effective March 31, 2014, FedEx Freight will increase certain U.S. and other shipping rates by an average of 3.9%.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $45 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2014 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 19 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, our ability to execute on our business realignment program, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

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Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our historical and expected financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding charges associated with the business realignment program from prior period results will allow for more accurate comparisons of the company’s third quarter operating performance. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

	Q3 FY2013 Diluted Earnings Per Share

Non-GAAP Measure	$1.23

Business Realignment Costs	(0.09)

GAAP Measure	$1.13	*

*	Does not sum to total due to rounding

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2014

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2014	2013	%	2014	2013	%
Revenue:
FedEx Express segment	$6,674	$6,704	—	$20,123	$20,194	—
FedEx Ground segment	3,031	2,747	10%	8,610	7,802	10%
FedEx Freight segment	1,347	1,237	9%	4,205	4,013	5%
FedEx Services segment	368	380	(3%)	1,134	1,174	(3%)
Other & eliminations	(119)	(115)	NM	(344)	(331)	NM

Total Revenue	11,301	10,953	3%	33,728	32,852	3%

Operating Expenses:
Salaries and employee benefits	4,167	4,150	—	12,392	12,378	—
Purchased transportation	2,063	1,871	10%	5,982	5,411	11%
Rentals and landing fees	662	640	3%	1,950	1,888	3%
Depreciation and amortization	652	599	9%	1,938	1,764	10%
Fuel	1,163	1,215	(4%)	3,403	3,588	(5%)
Maintenance and repairs	438	424	3%	1,397	1,477	(5%)
Business realignment costs	—	47	NM	—	64	NM
Other	1,515	1,418	7%	4,403	4,233	4%

Total Operating Expenses	10,660	10,364	3%	31,465	30,803	2%

Operating Income:
FedEx Express segment	135	118	14%	697	555	26%
FedEx Ground segment	477	467	2%	1,369	1,324	3%
FedEx Freight segment	29	4	NM	197	170	16%

Total Operating Income	641	589	9%	2,263	2,049	10%

Other Expense:
Interest, net	(38)	(9)	NM	(95)	(37)	NM
Other, net	(9)	(16)	NM	(16)	(29)	NM

Total Other Expense	(47)	(25)	NM	(111)	(66)	NM

Pretax Income	594	564	5%	2,152	1,983	9%

Provision for Income Taxes	216	203	6%	785	725	8%

Net Income	$378	$361	5%	$1,367	$1,258	9%

Diluted Earnings Per Share	$1.23	$1.13	9%	$4.34	$3.97	9%

Weighted Average Common and Common Equivalent Shares	307	317	(3%)	315	316	—

Capital Expenditures	$864	$542	59%	$2,554	$2,430	5%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2014

(In millions)

	Feb. 28, 2014 (Unaudited)	May 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$3,042	$4,917
Receivables, less allowances	5,197	5,044
Spare parts, supplies and fuel, less allowances	462	457
Deferred income taxes	624	533
Prepaid expenses and other	456	323

Total current assets	9,781	11,274

Property and Equipment, at Cost	40,019	38,109
Less accumulated depreciation and amortization	20,734	19,625

Net property and equipment	19,285	18,484

Other Long-Term Assets
Goodwill	2,739	2,755
Other assets	924	1,054

Total other long-term assets	3,663	3,809

	$32,729	$33,567

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$1	$251
Accrued salaries and employee benefits	1,284	1,688
Accounts payable	1,903	1,879
Accrued expenses	1,831	1,932

Total current liabilities	5,019	5,750

Long-Term Debt, Less Current Portion	4,735	2,739

Other Long-Term Liabilities
Deferred income taxes	2,083	1,652
Pension, postretirement healthcare and other benefit obligations	3,586	3,916
Self-insurance accruals	1,028	987
Deferred lease obligations	741	778
Deferred gains, principally related to aircraft transactions	208	227
Other liabilities	102	120

Total other long-term liabilities	7,748	7,680

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,259	2,668
Retained earnings	19,699	18,519
Accumulated other comprehensive loss	(3,754)	(3,820)
Treasury stock, at cost	(3,009)	(1)

Total common stockholders’ investment	15,227	17,398

	$32,729	$33,567

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2014

(In millions)

(Unaudited)

	Nine Months Ended February 28
	2014	2013

Operating Activities:
Net income	$1,367	$1,258
Noncash charges:
Depreciation and amortization	1,938	1,764
Other, net	581	710
Changes in operating assets and liabilities, net	(1,308)	(756)

Net cash provided by operating activities	2,578	2,976

Investing Activities:
Capital expenditures	(2,554)	(2,430)
Business acquisitions, net of cash acquired	—	(483)
Proceeds from asset dispositions and other	23	45

Net cash used in investing activities	(2,531)	(2,868)

Financing Activities:
Principal payments on debt	(254)	(417)
Proceeds from debt issuances	1,997	991
Dividends paid	(142)	(132)
Purchase of treasury stock	(3,984)	(246)
Other, net	471	221

Net cash (used in) provided by financing activities	(1,912)	417

Effect of exchange rate changes on cash	(10)	4

Net (decrease) increase in cash and cash equivalents	(1,875)	529

Cash and cash equivalents at beginning of period	4,917	2,843

Cash and cash equivalents at end of period	$3,042	$3,372

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2014	2013	%	2014	2013	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,643	$1,609	2%	$4,852	$4,822	1%
U.S. Overnight Envelope	393	413	(5%)	1,210	1,252	(3%)

Total U.S. Overnight	2,036	2,022	1%	6,062	6,074	—
U.S. Deferred	869	812	7%	2,369	2,246	5%

Total U.S. Package Revenue	2,905	2,834	3%	8,431	8,320	1%

International Priority	1,542	1,567	(2%)	4,760	4,906	(3%)
International Economy	540	491	10%	1,639	1,492	10%

Total International Export Package	2,082	2,058	1%	6,399	6,398	—
International Domestic[1]	347	342	1%	1,077	1,035	4%

Total Package Revenue	5,334	5,234	2%	15,907	15,753	1%

Freight Revenue:

U.S.	577	668	(14%)	1,786	1,923	(7%)
International Priority	379	384	(1%)	1,184	1,269	(7%)
International Airfreight	48	64	(25%)	157	215	(27%)

Total Freight Revenue	1,004	1,116	(10%)	3,127	3,407	(8%)

Other Revenue[2]	336	354	(5%)	1,089	1,034	5%

Total Express Revenue	$6,674	$6,704	—	$20,123	$20,194	—

Operating Expenses:
Salaries and employee benefits	2,509	2,539	(1%)	7,418	7,500	(1%)
Purchased transportation	608	583	4%	1,876	1,728	9%
Rentals and landing fees	432	429	1%	1,273	1,262	1%
Depreciation and amortization	374	334	12%	1,116	993	12%
Fuel	1,010	1,066	(5%)	2,952	3,126	(6%)
Maintenance and repairs	273	262	4%	888	983	(10%)
Business realignment costs[3]	—	13	NM	—	14	NM
Intercompany charges[4]	507	548	(7%)	1,514	1,620	(7%)
Other[5]	826	812	2%	2,389	2,413	(1%)

Total Operating Expenses	6,539	6,586	(1%)	19,426	19,639	(1%)

Operating Income	$135	$118	14%	$697	$555	26%

Operating Margin	2.0%	1.8%	0.2 pts	3.5%	2.7%	0.8 pts

1 -	International Domestic represents international intra-country express operations, including acquisitions in Poland (June 2012), France (July 2012) and Brazil (July 2012).
2 -	Includes FedEx Trade Networks and FedEx SupplyChain Systems.
3 -	Includes predominantly severance costs associated with the company’s voluntary buyout program.
4 -	Includes allocations of $21 million in the third quarter of 2013 and $31 million year-to-date for business realignment costs.
5 -	Includes predominantly costs associated with outside service contracts (such as security, facility services and cargo handling), professional fees, uniforms, insurance and advertising.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2014

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2014	2013	%	2014	2013	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,202	1,176	2%	1,153	1,135	2%
U.S. Overnight Envelope	515	569	(9%)	538	570	(6%)

Total U.S. Overnight Package	1,717	1,745	(2%)	1,691	1,705	(1%)
U.S. Deferred	984	944	4%	871	843	3%

Total U.S. Domestic Package	2,701	2,689	—	2,562	2,548	1%

International Priority	399	420	(5%)	409	424	(4%)
International Economy	168	155	8%	168	152	11%

Total International Export Package	567	575	(1%)	577	576	—
International Domestic[2]	780	781	—	822	781	5%

Total Average Daily Packages	4,048	4,045	—	3,961	3,905	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.70	$22.08	(2%)	$22.15	$22.35	(1%)
U.S. Overnight Envelope	12.09	11.69	3%	11.84	11.57	2%

U.S. Overnight Composite	18.82	18.69	1%	18.87	18.75	1%
U.S. Deferred	14.01	13.87	1%	14.31	14.02	2%

U.S. Domestic Composite	17.07	17.00	—	17.32	17.18	1%

International Priority	61.38	60.25	2%	61.30	60.93	1%
International Economy	51.01	51.03	—	51.24	51.72	(1%)

Total International Export Composite	58.30	57.76	1%	58.37	58.50	—
International Domestic[2]	7.05	7.06	—	6.90	6.98	(1%)

Composite Package Yield	$20.91	$20.87	—	$21.14	$21.23	—

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,263	8,324	(1%)	7,850	7,697	2%
International Priority	2,823	2,894	(2%)	2,917	3,098	(6%)
International Airfreight	757	1,035	(27%)	839	1,102	(24%)

Total Avg Daily Freight Pounds	11,843	12,253	(3%)	11,606	11,897	(2%)

Revenue Per Freight Pound:
U.S.	$1.11	$1.30	(15%)	$1.20	$1.31	(8%)
International Priority	2.13	2.14	—	2.14	2.15	—
International Airfreight	1.00	0.99	1%	0.98	1.03	(5%)

Composite Freight Yield	$1.35	$1.47	(8%)	$1.42	$1.51	(6%)

Operating Weekdays	63	62	2%	190	190	—

1 -	Package and freight statistics include only the operations of FedEx Express.
2 -	International Domestic represents international intra-country express operations, including acquisitions in Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2014	2013	%	2014	2013	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,751	$2,480	11%	$7,858	$7,112	10%
FedEx SmartPost	280	267	5%	752	690	9%

Total Revenues	3,031	2,747	10%	8,610	7,802	10%

Operating Expenses:
Salaries and employee benefits	460	405	14%	1,319	1,178	12%
Purchased transportation	1,253	1,121	12%	3,476	3,124	11%
Rentals	105	86	22%	299	245	22%
Depreciation and amortization	121	111	9%	350	324	8%
Fuel	7	6	17%	14	13	8%
Maintenance and repairs	57	48	19%	166	140	19%
Intercompany charges	287	270	6%	864	794	9%
Other[1]	264	233	13%	753	660	14%

Total Operating Expenses	2,554	2,280	12%	7,241	6,478	12%

Operating Income	$477	$467	2%	$1,369	$1,324	3%

Operating Margin	15.7%	17.0%	(1.3 pts )	15.9%	17.0%	(1.1 pts )

OPERATING STATISTICS

Operating Weekdays
FedEx Ground	63	62	2%	190	190	—
FedEx SmartPost	61	61	—	188	189	(1%)

Average Daily Package Volume (000s)
FedEx Ground	4,817	4,476	8%	4,584	4,214	9%
FedEx SmartPost	2,529	2,477	2%	2,276	2,051	11%

Yield (Revenue Per Package)
FedEx Ground	$9.04	$8.92	1%	$9.00	$8.86	2%
FedEx SmartPost	$1.82	$1.77	3%	$1.76	$1.78	(1%)

1 -	Includes predominantly costs associated with outside service contracts (such as security and facility services), insurance and professional fees.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2014	2013	%	2014	2013	%
FINANCIAL HIGHLIGHTS

Revenue	$1,347	$1,237	9%	$4,205	$4,013	5%

Operating Expenses:
Salaries and employee benefits	598	562	6%	1,807	1,750	3%
Purchased transportation	231	197	17%	715	647	11%
Rentals	31	30	3%	94	88	7%
Depreciation and amortization	58	55	5%	172	160	8%
Fuel	146	142	3%	436	447	(2%)
Maintenance and repairs	42	45	(7%)	134	142	(6%)
Business realignment costs	—	1	NM	—	1	NM
Intercompany charges	111	109	2%	349	330	6%
Other[1]	101	92	10%	301	278	8%

Total Operating Expenses	1,318	1,233	7%	4,008	3,843	4%

Operating Income	$29	$4	NM	$197	$170	16%

Operating Margin	2.2%	0.3%	1.9 pts	4.7%	4.2%	0.5 pts

OPERATING STATISTICS

LTL Operating Weekdays	62	61	2%	188	188	—

Average Daily LTL Shipments (000s)
Priority	59.5	55.3	8%	61.5	59.5	3%
Economy	26.3	25.2	4%	27.3	26.2	4%

Total Average Daily LTL Shipments	85.8	80.5	7%	88.8	85.7	4%

Weight Per LTL Shipment (lbs)
Priority	1,280	1,250	2%	1,255	1,226	2%
Economy	1,002	989	1%	995	993	—

Composite Weight Per LTL Shipment	1,195	1,168	2%	1,175	1,154	2%

LTL Yield (Revenue/CWT)
Priority	$17.54	$17.87	(2%)	$17.77	$17.91	(1%)
Economy	25.71	26.17	(2%)	25.83	25.92	—

Composite LTL Yield	$19.67	$20.10	(2%)	$19.88	$20.03	(1%)

1 -	Includes predominantly costs associated with insurance, professional fees and outside service contracts (such as security and facility services).

Frederick W. Smith, chairman, president and chief executive officer of FedEx Corp., said he was “very proud of the FedEx team” for delivering outstanding service to customers during the company’s third quarter despite severe weather.